As filed with the Securities and Exchange Commission on September 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLURI INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 5, Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

Pluri Inc. 2019 Equity Compensation Plan

(Full title of the plan)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name and address of agent for service)

(775) 322-0626

(Telephone number, including area code, of agent for service)

Copy to:

Oded Har-Even

Howard E. Berkenblit

Ron Ben-Bassat

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: (212) 660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 9, 2020, Pluri Inc., or the Company, filed a Registration Statement on Form S-8 (File No. 333- 248685), or the Original Registration Statement, with the Securities and Exchange Commission, or the Commission, to register an aggregate of 584,375 common shares of the Company, or the Common Shares, that may be issued pursuant to the Company’s 2019 Equity Compensation Plan, or the 2019 Plan.

On February 13, 2023, the Company filed a Registration Statement on Form S-8 (File No. 333-269736), or the Second Registration Statement, with the Commission to register an additional 437,500 Common Shares that may be issued pursuant to the 2019 Plan.

On May 9, 2024, the Company filed a Registration Statement on Form S-8 (File No. 333-279255), or the Third Registration Statement, with the Commission to register an additional 100,000 Common Shares that may be issued pursuant to the 2019 Plan.

Pursuant to the 2019 Plan, the number of Common Shares of the Company made available under the 2019 Plan shall not exceed 16% of the number of Common Shares issued and outstanding immediately on a fully diluted basis, as determined in accordance with the 2019 Plan, prior to the grant of awards.

The Company is filing this Registration Statement on Form S-8 to register an additional 650,000 Common Shares, which may be issued in connection with securities awards which may hereafter be granted under the 2019 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, the Second Registration Statement, and the Third Registration Statement, or collectively, the Prior Registration Statements, are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by Pluri Inc., or the Company, with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, as filed with the Commission on September 17, 2025;

(b) the Company’s Current Reports on Form 8-K filed with the Commission on July 3, 2025, September 11, 2025 and September 12, 2025; and

(c) the description of the Company’s Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, as amended by Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequently filed by the Company prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Composite Copy of the Company’s Articles of Incorporation, as amended on March 27, 2024 (incorporated by reference to Exhibit 3.3 of the Company’s quarterly report on Form 10-Q filed on May 9, 2024).
4.2	Amended and Restated By-laws as amended on September 10, 2020 (incorporated by reference to Exhibit 3.3 of our annual report on Form 10-K filed on September 10, 2020).
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included in the signature page to this registration statement).
99.1	The Company’s 2019 Equity Compensation Plan (incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 25, 2019).
107*	Filing fee table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haifa, Israel, on September 17, 2025.

PLURI INC.

By:	/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pluri Inc., hereby constitute and appoint Yaky Yanay and Liat Zaltz and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	September 17, 2025
Yaky Yanay	(Principal Executive Officer)

/s/ Liat Zaltz	Chief Financial Officer and Treasurer	September 17, 2025
Liat Zaltz	(Principal Financial and Accounting Officer)

/s/ Zami Aberman	Chairman of the Board of Directors	September 17, 2025
Zami Aberman

/s/ Rami Levi	Director	September 17, 2025
Rami Levi

/s/ Maital Shemesh-Rasmussen	Director	September 17, 2025
Maital Shemesh-Rasmussen

/s/ Alexandre Weinstein	Director	September 17, 2025
Alexandre Weinstein

/s/ Eitan Ajchenbaum	Director	September 17, 2025
Eitan Ajchenbaum

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